UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2007

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 37th Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2007, CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (each a “Seller,” and collectively, the “Sellers”), certain affiliates of CBRE Realty Finance, Inc. (the “Company”), entered into Amendment No. 4 to the Master Repurchase Agreement (“Amendment No. 4”) with Wachovia Bank, National Association (the “Buyer”), to amend the Master Repurchase Agreement, dated as of August 24, 2006 (the “Master Repurchase Agreement”) and as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of August 24, 2006, by Amendment No. 2 to the Master Repurchase Agreement, dated as of December 15, 2006 and by Amendment No. 3 to the Master Repurchase Agreement, dated as of February 8, 2007 (together with the Master Repurchase Agreement, the “Existing Repurchase Agreement”). Pursuant to Amendment No. 4, the maximum borrowing capacity (the “Maximum Amount”) under the Existing Repurchase Agreement shall increase to $400.0 million during the period from and including June 29, 2007 through and including the earlier of (i) December 31, 2007 or (ii) the closing of a Securitization Vehicle involving all or substantially all of the Purchased Assets (the “Increase Period”). After expiration of the Increase Period, the Maximum Amount will be $300.0 million. A copy of Amendment No. 4 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 29, 2007, the Company and CBRE Realty Finance Holdings, LLC (“Holdings”) entered into Amendment No. 2 (“Guarantee Amendment No. 2”) to the Guarantee Agreement, dated as of August 24, 2006 (the “Guarantee Agreement”), as amended by Amendment No. 1 to the Guarantee Agreement, dated as of March 13, 2007, in connection with the Existing Repurchase Agreement. Pursuant to Guarantee Amendment No. 2, during the fiscal quarter ending on June 30, 2007, so long as no Default, Event of Default or Margin Deficit has occurred and be continuing, the Company or Holdings may make distributions solely to the extent necessary to preserve the status of the Company as a REIT, and as of each fiscal quarter-end thereafter, the Company or Holdings may make such payments solely to the extent necessary to preserve the Company’s status of a REIT so long as such payments do not exceed 100% of the greater of the Company’s consolidated FFO and Adjusted FFO for the immediately preceding fiscal quarter. In addition, at no time shall the ratio of the Company’s Consolidated Total Indebtedness to the Company’s Consolidated Total Assets for the immediately preceding fiscal quarter be grater than (i) 0.85 to 1.00 during the fiscal quarter ending on June 30, 2007 and (ii) 0.80 to 1.00 as of each fiscal quarter-end thereafter. Furthermore, at no time shall the Company’s Fixed Charge Coverage Ratio for the immediately preceding fiscal quarter was be less than (i) 1.20 to 1.00 during the fiscal quarter ending on June 30, 2007 and (ii) 1.40 to 1.00 as of each fiscal quarter-end thereafter. Finally, according to Guarantee Amendment No. 2, in addition to the limitations on incurring additional indebtedness by the Company and Holdings as set forth in the Guarantee Agreement, the aggregate amount of customary and standard trade payables incurred by the Company and Holdings in the ordinary course of business, calculated on a consolidated basis, shall at no time during the fiscal quarter ending June 30, 2007, exceed $1,000,000 and at not time during any fiscal quarter-end thereafter, exceed $500,000. A copy of Guarantee Amendment No. 2 is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-11 on September 8, 2006 or in the Guarantee Agreement, a copy of which was filed with the Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Master Repurchase Agreement, by and among CBRE Realty Finance Holding IV, LLC, CBRE Realty Finance TRS Warehouse Funding III, LLC and Wachovia Bank, National Association, dated June 29, 2007.

10.2	Amendment No. 2 to Guarantee Agreement, by and between CBRE Realty Finance, Inc. and CBRE Realty Finance Holding, LLC, dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer